UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607

(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2016, 1347 Property Insurance Holdings, Inc. (the “Company”) entered into the Fifth Amendment to Option Agreement between the Company and Douglas N. Raucy (the “Amendment”). The Amendment extends the expiration date by which Mr. Raucy’s previously disclosed option to purchase 33,033 shares of the Company’s common stock (the “Option Agreement”) must be exercised from June 15, 2016 to December 31, 2016, provided that Mr. Raucy is employed by the Company on the date of exercise. All other terms and conditions set forth in the Option Agreement not otherwise amended pursuant to the Amendment continue in full force and effect.

The Amendment was evidenced by a separate written agreement between the Company and Mr. Raucy. The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Fifth Amendment to Option Agreement, dated June 14, 2016, between Douglas N. Raucy and 1347 Property Insurance Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
10.1	Fifth Amendment to Option Agreement, dated June 14, 2016, between Douglas N. Raucy and 1347 Property Insurance Holdings, Inc.